Exhibit 4(j)
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                           GENERAL MOTORS CORPORATION

                                       AND

                                      [ ],

                                AS WARRANT AGENT



                             STOCK WARRANT AGREEMENT



                          DATED AS OF ___________, 20__













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      This Agreement dated as of ___________, 20__, between GENERAL MOTORS
CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and ___________, a _______ duly organized and existing under the laws of the State of ____________, as Warrant Agent (the "Warrant Agent").



                                   WITNESSETH

      WHEREAS, the Corporation proposes to issue warrant certificates evidencing one or more stock warrants (the "Stock Warrants" or, individually a "Stock Warrant") representing the right to purchase shares of the Corporation's [common stock, par value $1-2/3 per share ("Common Stock")] [preference stock, $0.10 par value per share ("Preference Stock")] [preferred stock, without par value ("Preferred Stock")] such shares which may be purchased upon the exercise of Stock Warrants at any time being hereinafter referred to as the "Shares" and such stock warrant certificates and other stock warrant certificates issued pursuant to this Agreement being herein called the "Stock Warrant Certificates"; and

      WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation in connection with the issuance, exchange, transfer, exercise and replacement of the Stock Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Stock Warrant Certificates and the terms and conditions on which they may be issued, exchanged, transferred, exercised and replaced;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
         ISSUANCE OF STOCK WARRANTS AND EXECUTION AND DELIVERY OF STOCK
                              WARRANT CERTIFICATES

SECTION 1.01 . Issuance of Stock Warrants. Stock Warrants shall be designated as set forth in the Stock Warrant Certificate therefor. Each Stock Warrant Certificate shall evidence one or more Stock Warrants. Each Stock Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Share.

SECTION 1.02 . Execution and Delivery of Stock Warrant Certificates. Each Stock Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated as of the date of issuance thereof and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Corporation executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Stock Warrant Certificates may be listed. The Stock Warrant Certificates shall be signed on behalf of the Corporation by its Chairman of the Board or its President or any Vice Chairman of the Board or any Executive Vice President or any Vice President or by its Treasurer or an Assistant Treasurer and under its corporate seal attested by its Secretary or Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Stock Warrant Certificates. The seal of the Corporation may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Stock Warrant Certificates.

      No Stock Warrant Certificate shall be valid or may be exercised until it has been countersigned by the manual signature of the Warrant Agent. Such signature of the Warrant Agent upon any Stock Warrant Certificate executed by the Corporation shall be conclusive evidence that the Stock Warrant Certificate so countersigned has been duly delivered hereunder.

      In case at any time the name of the Warrant Agent shall be changed (including by operation of Section 10.03(e)) and at such time any of the Stock Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Stock Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Stock Warrant Certificates either in its prior name or in its changed name and in all such cases such Stock Warrant Certificates shall have full force provided in the Stock Warrant Certificates and in this Agreement.

      If any authorized officer of the Corporation who shall have signed any of the Stock Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Stock Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Stock Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Stock Warrant Certificates had not ceased to be such officer of the Corporation; and any Stock Warrant Certificate may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Stock Warrant Certificate, shall be the proper officers of the Corporation, although at the date of the execution of this Agreement any such person was not such officer

Section 1.03 . Issuance Of Stock Warrant Certificates. Stock Warrant Certificates relating to Stock Warrants to purchase Shares (except as provided in Section 3.02) may be executed by the Corporation and delivered to the Warrant Agent upon the execution of this Stock Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Stock Warrant Certificates duly executed on behalf of the Corporation, countersign Stock Warrant Certificates evidencing Stock Warrants representing the right to purchase Shares and shall deliver such Stock Warrant Certificates to or upon the order of the Corporation. Subsequent to such original issuance of the Stock Warrant Certificates, the Warrant Agent shall countersign a Stock Warrant Certificate only if the Stock Warrant Certificate is issued upon registration of transfer or in exchange or substitution for one or more previously countersigned Stock Warrant Certificate, as hereinafter provided.

      Pending the preparation of definitive Stock Warrant Certificates, the Corporation may execute and the Warrant Agent shall countersign and deliver temporary Stock Warrant Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case, in form satisfactory to the Warrant Agent). Temporary Stock Warrant Certificates shall be issuable substantially in the form of the definitive Stock Warrant Certificates but with such omissions, insertions and variations as may be appropriate for temporary Stock Warrant Certificates, all as may be determined by the Corporation with the concurrence of the Warrant Agent. Temporary Stock Warrant Certificates may contain such reference to any provision of this Stock Warrant Agreement as may be appropriate. Every temporary Warrant Certificate shall be executed by the Corporation and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Stock Warrant Certificates. Without unreasonable delay, the Corporation shall execute and shall furnish definitive Stock Warrant Certificates and thereupon temporary Stock Warrant Certificates may be surrendered in exchange therefor without charge pursuant to Section 1.04, and the Warrant Agent shall countersign and deliver in exchange for such temporary Stock Warrant Certificates such definitive Stock Warrant Certificates representing in the aggregate a like number of Stock Warrants as will entitle the holder to receive (upon exercise of such definitive Stock Warrant Certificates) Shares in a number equal to that which such holder would have been entitled upon exercise of the temporary Stock Warrant Certificates so surrendered. Until so exchanged, the temporary Stock Warrant Certificates shall be entitled to the same benefits under this Stock Warrant Agreement as definitive Stock Warrant Certificates.

Section 1.04 . Registration of Transfer and Exchange. The Corporation shall keep at the office of the Warrant Agent specified in Section 2.03 a register or registers in which, subject to such reasonable regulations as it may prescribe, it shall register, and shall register the transfer of, Stock Warrant Certificates as provided in this Section. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

      Upon due presentation for registration of transfer of any Stock Warrant Certificates at the office of the Warrant Agent specified in Section 2.03, the Corporation shall execute and the Warrant Agent shall countersign and deliver in the name of the transferee or transferees a new Stock Warrant Certificate or Stock Warrant Certificates of the same tenor and for a like number of Stock Warrants.

      Any Stock Warrant Certificates may be exchanged for Stock Warrant Certificates representing a like number of Stock Warrants. A Stock Warrant Certificate or Stock Warrant Certificates to be exchanged shall be surrendered at the office of the Warrant Agent specified in Section 2.03, and the Corporation shall execute and the Warrant Agent shall countersign and deliver in exchange therefor the Stock Warrant Certificate or Stock Warrant Certificates which the holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

      The Corporation, the Warrant Agent and any other person may deem and treat the registered holder thereof as the absolute owner of any Stock Warrant Certificate (notwithstanding any notation of ownership or other writing thereon), for the purpose of the exercise thereof and for all other purposes, and neither the Corporation nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

      All Stock Warrant Certificates presented for registration of transfer or exchange, or on exercise, shall (if so required by the Corporation or the Warrant Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Warrant Agent duly executed by, the holder or his attorney duly authorized in writing.

      The corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Stock Warrant Certificates. No service charge shall be made for any such transaction.

      All Stock Warrant Certificates issued upon any registration of transfer or exchange of Stock Warrant Certificates shall be valid obligations of the Corporation, evidencing the same rights, and entitled to the same benefits under this Stock Warrant Agreement, as the Stock Warrant Certificates surrendered upon such registration of transfer or exchange.

Section 1.05 . Definition of Holder. The terms "holder" or "Warrant holder" or other similar term means the registered holder of any Stock Warrant.

                                   ARTICLE 2
      STOCK WARRANT EXERCISE PRICE, DURATION AND EXERCISE OF STOCK WARRANT

Section 2.01 . Stock Warrant Exercise Price. Each Stock Warrant entitles the holder of the Stock Warrant Certificates therefor to purchase from the Corporation one fully paid and nonassessable Share at an initial exercise price (the "Exercise Price") of $___, payable as hereinafter provided.

Section 2.02 . Duration of Stock Warrants. The Stock Warrants expire (i) at 5:00 p.m. (New York City time), on _________, 20__ or (ii) such earlier date as provided in the Stock Warrants (such date of expiration being herein referred to as the "Expiration Date"). Each Stock Warrant may be exercised on any business day prior to the Expiration Date. Each Stock Warrant not exercised at or before 5:00 p.m. (New York City time) on the Expiration Date shall become void, and all rights of the holder under the Stock Warrant Certificate evidencing such Warrant and under this Agreement shall thereupon cease.

Section 2.03 . Exercise of Stock Warrants. (a) During the period specified in
Section 2.02, any whole number of Stock Warrants, if the Stock Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Stock Warrant Certificate and by paying in full, in lawful money of the United States of America by certified check or by bank wire transfer in immediately available funds, the Exercise Price for each Stock Warrant exercised, to the Warrant Agent at its principal corporate trust office, at _______________; provided that such exercise is subject to receipt by the Warrant Agent of the Stock Warrant Certificate with the form of election to purchase Securities set forth on the reverse side of the Stock Warrant Certificate properly completed and duly executed. The date on which payment in full of the Exercise Price is received by the Warrant Agent shall, subject to receipt of the Stock Warrant Certificate as aforesaid, be deemed to be the date on which the Stock Warrant is exercised. The Warrant Agent shall immediately deposit all funds received by it in payment of the Exercise Price in the account of the Corporation maintained with it for such purpose and shall advise the Corporation immediately by telephone of the receipt and amount of such funds for the exercise of Stock Warrants. The Warrant Agent shall promptly confirm such telephonic advice to the Corporation in writing.

      Pursuant to Section 8.02, no fractional Shares will be issued upon surrender of Stock Warrant Certificates.

      (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Corporation of the number of Stock Warrants exercised in accordance with the terms and conditions of this Agreement and the Stock Warrant Certificates, the instructions of each holder of the Stock Warrant Certificates evidencing such Stock Warrants with respect to delivery of the Securities to which such holder is entitled upon such exercise and delivery of Stock Warrant Certificates evidencing the balance, if any, of the Stock Warrants remaining after such exercise, and such other information as the Corporation or the Trustee shall reasonably request.

(c) As soon as practicable after the exercise of any Stock Warrant or Stock Warrants, the Corporation shall issue and deliver to or upon the order of the holder of the Stock Warrant Certificate evidencing such Stock Warrant or Stock Warrants, the Shares, fully paid and nonassessable, to which such holder is entitled, in such name or names as may be directed by such holder, and, if fewer than all the Stock Warrants evidenced by such Stock Warrant Certificate were exercised, a new Stock Warrant Certificate for the number of Stock Warrants remaining unexercised, but in no event will any fractional Share be issued with regard to such Stock Warrant Certificate. No adjustments will be made for any cash dividends on Shares issuable upon the exercise of a Stock Warrant.

Section 2.04 . Payment of Taxes. The Corporation will pay all stamp and other taxes, if any, to which, under the Laws of the United States of America, this Agreement or the original issuance of the Stock Warrant Certificates may be subject. The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Securities; and if any such transfer is involved, the Corporation shall not be required to issue or deliver any Securities until such tax or other charge shall have been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3
         OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF STOCK WARRANT
                                  CERTIFICATES

Section 3.01 . No Rights as Holder of Securities Conferred by Stock Warrants or Stock Warrant Certificates. No Stock Warrant Certificate or Stock Warrant shall entitle the holder thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, and interest on the Shares or to enforce any of the covenants of the Shares.

Section 3.02 . Lost, Stolen, Destroyed or Mutilated Stock Warrant Certificates. Upon receipt by the Corporation and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Stock Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Corporation or the Warrant Agent that such Stock Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Stock Warrant Certificate, a new Stock Warrant Certificate of the same tenor and for a like number of Stock Warrants. Upon the issuance of any new Stock Warrant of a sum sufficient to cover any tax or other governmental change that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Stock Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Stock Warrant Certificate shall constitute an additional contractual obligation of the Corporation, whether or not the lost, stolen or destroyed Stock Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Stock Warrant Certificates fully executed and delivered hereunder. The provisions of this Section are exclusive with respect to the replacement of lost, stolen, destroyed or mutilated Stock Warrant Certificates and shall preclude (to the extent permitted by law) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed or mutilated securities.

Section 3.03 . Holder of Stock Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of any Stock Warrant Certificate, without the consent of the Warrant Agent, the holder of any Security or the holder of any other Stock Warrant Certificate, may in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise in respect of its right to exercise the Stock Warrant or Stock Warrants evidenced by its Stock Warrant Certificate in the manner provided in his Stock Warrant Certificate and in this Agreement.

                                    ARTICLE 4
                                  CANCELLATION

Section 4.01 . Cancellation Of Stock Warrant Certificates. Any Stock Warrant Certificate surrendered for exchange or exercise of the Stock Warrants evidenced thereby shall, if surrendered to the Corporation, shall be delivered to the Warrant Agent and all Stock Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Stock Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall from tine to time destroy the cancelled Stock Warrant Certificates and furnish to the Corporation a certificate evidencing such destruction.

                                   ARTICLE 5
                              RESERVATION OF SHARES

Section 1.01 . Reservation of Shares for Issuance Upon Exercise of Warrants. For the purpose of enabling it to satisfy any obligation to issue Shares upon the exercise of Stock Warrants, the Corporation shall at all times through 5:00 p.m. (New York City time) on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued capital stock, the number of Shares deliverable upon the exercise of all outstanding Stock Warrants, and the respective transfer agents for such Shares are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as may be required for such purpose. The Corporation shall deposit a copy of this Agreement with the transfer agent for the [Common Stock] [Preference Stock] [Preferred Stock]. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agents stock certificates issuable upon exercise of outstanding Stock Warrants, and the Corporation shall supply such transfer agents with duly executed stock certificates for such purpose.

      Before taking any action which would cause an adjustment pursuant to
Article 6, reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Stock Warrants, the Corporation shall take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Corporation), be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

      The Corporation covenants that all Shares issued upon exercise of the Stock Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all preemptive rights and taxes, liens, charges and security interests created by the Corporation with respect to the issuance and holding thereof.

                                    ARTICLE 6
                                   ADJUSTMENT

Section 6.01 . Adjustment of Exercise Price and Number of Shares Purchasable or Number of Stock Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Stock Warrant and the number of Stock Warrants outstanding may be subject to adjustment from time to time as set forth in the Stock Warrants.

                                    ARTICLE 7
                      OPTIONAL REDUCTION OF EXERCISE PRICE

Section 7.01 . Optional Reduction of Exercise Price. The Corporation may, at any time or from time to time, voluntarily reduce the then current Exercise Price by an amount for such period or periods of time as the Board of Directors of the Corporation may determine. In each such event, the Corporation shall prepare a certificate of an officer of the Corporation stating (i) the election of the Corporation to reduce the then current Exercise Price in accordance with this Article; (ii) the period in which such reduced Exercise Price will be in effect and (iii) that such election is irrevocable during such period. The Corporation shall mail a brief summary of the provisions of such certificate at least 15 days prior to the date fixed for the commencement of any period in which the reduced Exercise Price will be in effect to the Warrant Agent at the address provided in Section 11.02 hereof and to each registered holder of Stock Warrant Certificates at such Stock Warrant holder's address appearing on the Stock Warrant register. Failure on the part of the holders of Stock Warrant Certificates to receive such notice by mail, or any defect therein, will not affect the validity of the reduction of the then current Exercise Price during such period. During such period, any adjustment in the Exercise Price pursuant to Article 6 hereof, will be made to the reduced Exercise Price as provided by this Article in the manner specified in Article 6. After the termination of such period, the Exercise Price will be such Exercise Price which would have been in effect, as adjusted pursuant to provisions of Article 6, had there been no reduction in the Exercise Price pursuant to the provisions of this Article. No reduction of the then current Exercise Price pursuant to the provisions of this Article will be deemed, for the purposes of Article 6 hereof, to alter or adjust the Exercise Price.

                                   ARTICLE 8
                 FRACTIONAL STOCK WARRANTS AND FRACTIONAL SHARES

Section 8.01 . Fractional Stock Warrants. The Corporation shall not be required to issue fractions of Stock Warrants on any distribution of Stock Warrants to holders of Stock Warrant Certificates or to distribute Stock Warrant Certificates which evidence fractional Stock Warrants. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which such a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the "current market price", as defined in the Stock Warrants, of a whole Stock Warrant.

Section 8.02 . Fractional Shares. Notwithstanding an adjustment in the number of Shares purchasable upon the exercise of a Stock Warrant, the Corporation shall not be required to issue fractions of Shares upon exercise of the Stock Warrants or to distribute certificates which evidence fractional Shares. The registered holders of Stock Warrant Certificates at the time such Stock Warrants are exercised as herein provided may elect (i) to receive an amount in cash equal to the same fraction of the "current market price", as defined in the Stock Warrants, of a whole Share or (ii) to have the cash payment credited against the Exercise Price of Shares to be received upon exercise of whole Stock Warrants. Such election shall be made on the form provided for such purpose by the Corporation.

                                   ARTICLE 9
                         NOTICE TO STOCK WARRANT HOLDERS

Section 9.01 . Notices To Stock Warrant Holders. Upon adjustment of the Exercise Price pursuant to Article 6, the Corporation within 20 calendar days thereafter shall (i) cause to be filed with the Stock Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Corporation (who may be the regular auditors of the Corporation) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Stock Warrant after such adjustment in the Exercise Price, which certificate is conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Stock Warrant Certificates, at such Stock Warrant holder's address appearing on the Stock Warrant register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article.

      If:
      1. the Corporation authorizes the issuance to all holders of [Common Stock] [Preference Stock] [Preferred Stock] of rights or warrants to subscribe for or purchase capital stock of the Corporation or of any other subscription rights or warrants; or

      2. the Corporation authorizes the distribution to all holders of [Common Stock] [Preference Stock] [Preferred Stock] of evidences of its indebtedness or assets (excluding such dividends or distributions as do not, under the terms of the Stock Warrants, give rise to an adjustment of the Exercise Price); or

      3. there is any consolidation, share exchange or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or any reclassification of the [Common Stock] [Preference Stock] [Preferred Stock] (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

      4. there is a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

      5. the Corporation proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Article 6;

the Corporation shall file with the Warrant Agent and give to the registered holder of a Stock Warrant Certificate at such Stock Warrant holder's address appearing on the Stock Warrant register, at least 20 calendar days (unless a shorter period is set forth in the Stock Warrants) prior to the applicable record date hereinafter specified in (i) or (ii) below, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of [Common Stock] [Preference Stock] [Preferred Stock] to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, share exchange, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of [Common Stock] [Preference Stock] [Preferred Stock] shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Failure to give the notice required by this Article or any defect therein will not affect the legality or validity of any distribution, right, warrant, consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

      Nothing in this Agreement or in any Stock Warrant Certificate may be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Corporation or on any other matter, or any rights whatsoever as a stockholder of the Corporation.

                                   ARTICLE 10
                          CONCERNING THE WARRANT AGENT

Section 10.01 . Warrant Agent. The Corporation hereby appoints ________ as Warrant Agent of the Corporation in respect of the Stock Warrants and the Stock Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Stock Warrant Certificates and __________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Stock Warrant Certificates and hereby and such further powers and authority to act on behalf of the Corporation as the Corporation as may hereafter grant to or confer upon it. All the terms and provisions with respect to such powers and authority contained in the Stock Warrant Certificates are subject to and governed by the terms and provisions hereof.

Section 10.02 . Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the holders from time to time of the Stock Warrant Certificates shall be subject:

     (a) Compensation and Indemnification. The Corporation agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent. The Corporation also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

     (b) Agent for the Corporation. In acting under this Stock Warrant Agreement and in connection with the Stock Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Stock Warrant Certificates.

     (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or suffered by it in reliance upon any Stock Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Stock Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depository, trustee or agent for any committee or body of holders of Securities or other obligations of the Corporation as freely as if it were not the Warrant Agent hereunder.

     (e) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Stock Warrant Certificates.

     (f) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Stock Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Corporation.

     (g) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Stock Warrant Certificates specifically set forth but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action here under which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Stock Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of the proceeds of sale of the Stock Warrant Certificates or the proceeds received upon exercise of the Stock Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained in the Stock Warrant Certificates or in the case of the receipt of any written demand from a holder of a Stock Warrant Certificate with respect to such default, including without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 11.02, to make any demand upon the Corporation.

Section 10.03 . Resignation and Appointment of Successor. (a) The Corporation agrees, for the benefit of the holders from time to time of the Stock Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Stock Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than three months after the date on which such notice is given unless the Corporation agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Corporation, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust Corporation organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Corporation under Section 10.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superceded shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01 . Amendment. This Agreement may be amended or supplemented by the parties hereto, without the consent of the holder of any Stock Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Corporation and the Warrant Agent may deem necessary or desirable.

SECTION 11.02 . Notices and Demands to the Corporation and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Corporation by the holder of a Stock Warrant Certificate pursuant to the provisions of the Stock Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

SECTION 11.03 . Addresses. Any communications from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to the Corporate Trust Office of the Warrant Agent which office, at the date hereof, is located at _________________, Attention: Corporate Trust Department, and any communications from the Warrant Agent to the Corporation with respect to this Agreement, shall be addressed to General Motors Corporation, 767 Fifth Avenue, New York, New York 10153, Attention: Director, Financing and Investment (or such other address as shall be specified in writing by the Warrant Agent or by the Corporation, respectively).

SECTION 11.04 . New York Law to Govern. This Agreement and each Stock Warrant Certificate shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

SECTION 11.05 . Delivery of Prospectus. To the extent required by law, the Corporation will furnish to the Warrant Agent sufficient copies of a prospectus and any necessary prospectus supplement relating to the Shares deliverable upon exercise of Stock Warrant Certificates (collectively the "Prospectus") and the Warrant Agent agrees that upon the exercise of any Stock Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Warrant Stock Securities issued upon such exercise, a Prospectus.

Section 11.06 . Obtaining Governmental Approvals; Stock Exchange Listings; Registration of Shares. The Corporation will from time to time take all action which may be necessary (i) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the exercise of the Stock Warrants, the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Stock Warrants or upon the expiration of the period during which the Stock Warrants are exercisable; provided, however, if any such permits, consents, approvals or documents are not so obtained or effective, the Corporation shall immediately notify the Warrant Agent; (ii) immediately upon the issuance of Warrants to purchase shares of Common Stock, to have such shares of Common Stock listed on the New York Stock Exchange or on the principal United States securities exchange or exchanges on which the Common Stock is listed; and (iii) immediately upon any adjustment in the number of Shares purchasable upon exercise of Warrants to purchase Common Stock, take such action, if any, as may be necessary to register such Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 11.07 . Persons Having Rights under Stock Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation, the Warrant Agent and the holders of the Stock Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their successors and holders of the Stock Warrant Certificates.

SECTION 11.08 . Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 11.09 . Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.10 . Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Stock Warrant Certificate.

      In Witness Whereof, this Agreement has been duly executed by the parties hereto as of the day and year first above written.



                                        General Motors Corporation

(Corporate Seal)

Attest:                                 By:______________________

                                        Title:____________________
----------------------------------

Title:___________________________       (Warrant Agent)


(Corporate Seal)                        By:______________________

Attest:                                 Title:____________________


----------------------------------

  Title:________________________

                                                                     EXHIBIT A

                       (Form of Stock Warrant Certificate)

                       VALID ONLY IF COUNTERSIGNED BY THE
                     STOCK WARRANT AGENT AS PROVIDED HEREIN

NO. W-___

                     STOCK WARRANT CERTIFICATE REPRESENTING
                               ___ STOCK WARRANTS
                                       OF
                           GENERAL MOTORS CORPORATION
                               AS DESCRIBED HEREIN

                    VOID AFTER 5:00 P.M. (NEW YORK CITY TIME)
                      ON_________, 20__ UNLESS SUCH DATE IS
                         ACCELERATED BY THE CORPORATION
                               AS PROVIDED HEREIN

      This certifies that (name of registered holder) is the owner of the above indicated number of Stock Warrants ("Stock Warrants"), of General Motors Corporation (the "Corporation"), a corporation duly organized and existing under the laws of the State of Delaware, on the following basis: each Stock Warrant evidenced hereby entitles the holder hereof to purchase from the Corporation one fully paid and nonassessable share of [common stock, $1-2/3 par value] [preference stock, $0.10 par value] [preferred stock, without par value], of the Corporation (a "Share") payable as hereinafter provided. The registered owner may exercise all or any part of the Stock Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America by certified check or bank wire transfer in immediately available funds, the exercise price (the "Exercise Price") of $___ for each Stock Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Stock Warrant Certificate, with the form of election to purchase on the back hereof properly completed and duly executed, at the principal corporate trust office of ____________ or its successor as Warrant Agent (the "Warrant Agent") (on the date hereof at the address specified on the reverse hereof), and upon compliance with and subject to the conditions set forth herein and in the Stock Warrant Agreement (as hereinafter defined).

      This Stock Warrant Certificate may be exercised, in whole or in part, to purchase the Shares. Upon any partial exercise of this Stock Warrant Certificate there shall be issued to the holder hereof a new Stock Warrant Certificate with respect to the number of Stock Warrants as to which this Stock Warrant Certificate was not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Stock Warrant.

      This Stock Warrant Certificate is issued under and in accordance with the Stock Warrant Agreement dated as of _________, 20__ (the "Stock Warrant Agreement"), between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Stock Warrant Agreement, to all of which terms and provisions the holder of this Stock Warrant Certificate consents by acceptance hereof. Copies of the Stock Warrant Agreement are on file at the above mentioned office of the Warrant Agent. The Stock Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Corporation and the holders of the Stock Warrants.

      No Stock Warrant may be exercised after the close of business on (i) ________, 20__ or (ii) [ ] (such date of expiration, or such earlier date, is hereafter referred to as the "Expiration Date"). After 5:00 p.m. (New York city time) on the Expiration Date, the Stock Warrants will become wholly void and of no value.

      The Exercise Price is subject to adjustment as set forth below:

                             [adjustment provisions]

      If the Exercise Price is adjusted, at the election of the Corporation, either (i) the number of Shares purchasable upon the exercise of each Stock Warrant shall be adjusted or (ii) each outstanding Stock Warrant shall be adjusted to become a different number of Stock Warrants. In the latter event, the Corporation shall cause to be distributed to registered holders of Stock Warrant Certificates either Stock Warrant Certificates representing the additional Stock Warrants issuable pursuant to the adjustment or substitute Stock Warrant Certificates to replace all outstanding Stock Warrant Certificates.

      In the event of an adjustment in Exercise Price, the Corporation shall mail a notice to each registered holder of Stock Warrant Certificates of the reduction in Exercise Price.

      The Corporation shall not be required to issue fractional Stock Warrants or fractional Shares upon the exercise of Stock Warrants or any certificates which evidence fractional Stock Warrants or fractional Shares. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the current market price (as defined below) of a whole Stock Warrant. In lieu of such fractional Shares, the registered holders of the Stock Warrant Certificates with regard to which such fractional Shares would otherwise be issuable may elect, at the time of the exercise of Stock Warrants, (i) to receive an amount in cash equal to the same fraction of the current market price (as defined below) of a full Share or
(ii) to credit such cash payment against the Exercise Price of Shares to be received upon exercise of whole Stock Warrants. As used herein, "current market price" means [ ].

      The Corporation, the Warrant Agent and any other person may deem and treat the registered holder hereof as the absolute owner of this Stock Warrant Certificate (notwithstanding any notation of ownership or other writing hereon), for the purpose of the exercise hereof and for all other purposes, and neither the Corporation nor the Warrant Agent nor any other person shall be affected by any notice to the contrary.

      After countersignature by the Warrant Agent and prior to the expiration of this Stock Warrant Certificate, this Stock Warrant Certificate may be transferred or exchanged at the principal corporate trust office of the Warrant Agent for Stock Warrant Certificates representing in the aggregate a like number of Stock Warrants.

      This Stock Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Stock Securities, including, without limitation, the right to receive dividends, if any, and interest on the Shares or to enforce any of the covenants of the Shares. This Stock Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

      Dated as of _________, 20__

                           General Motors Corporation

                                By:  ______________________________
                                Title:  ____________________________

(Corporate Seal)

Attest:

--------------------------------
Title:____________________________

Countersigned:
   As Warrant Agent

By:______________________________
   Authorized Signature

                  (Instructions for Exercise of Stock Warrant)

      To exercise the Stock Warrants represented hereby, the Stock Warrant holder should pay, in full by certified check or by bank wire transfer in immediately available funds, the Exercise Price for Stock Warrants exercised to the Warrant Agent with instructions specifying the name of the Stock Warrant holder. In addition, the Stock Warrant holder should complete the information required below and mail this Stock Warrant Certificate by registered mail or deliver this Stock Warrant Certificate by hand to the Stock Warrant Agent at the address set forth below. This Stock Warrant Certificate, properly completed and duly executed, must be received by the Warrant Agent before any Shares subject hereto will be issued.

                         (Form of Election to Purchase)

                 (To be executed upon exercise of Stock Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by the within Stock Warrant Certificate, to purchase ___ Shares (the "Shares") of General Motors Corporation and represents that the undersigned has tendered payment for such Shares by certified check or by bank wire transfer in immediately available funds to the Stock Warrant Agent in the amount of $___ in accordance with the terms hereof. The undersigned requests that the certificates representing the Shares be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

      If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Stock Warrant Certificate representing the certificates representing the Shares, the right to purchase the remaining balance of the Shares evidenced hereby be registered, issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:

                                    Name:________________________

_______________________________     Address:_____________________
(Insert Social Security or  Taxpayer
      Identification Number)                _____________________

                                    Signature______________________
                                            (Must conform exactly to
                                             Name of registered owner)

This Stock Warrant may be exercised at the following address:

      By hand at __________________________________________________

      By mail to __________________________________________________

Attention:_____________________

            Instructions as to form and delivery of Securities and/or Stock Warrant Certificates (if other than as indicated above)

                              (Form of Assignment)

                    (To be executed by the registered holder
                      in order to transfer Stock Warrants)


      For Value Received, the undersigned hereby sells, assigns and transfers unto


-----------------------------------
  (Please insert Social Security
    or Taxpayer Identification
       Number of Assignee)


---------------------------------------------------------------------
            (Please print or typewrite name and address of Assignee)

      Stock Warrants represented by this Stock Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________, Attorney, to transfer such Stock Warrants on the books of the Issuer, with full power and substitution in the premises.

                                   Name:_________________________
                                            (Please Print)

                                   Address_______________________

                                   Signature________________________
                                             (Must conform exactly
                                             to name of registered
                                                     owner)

                                              (signature guarantee)